CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO THE TECHNOLOGY
LICENSE, DEVELOPMENT, RESEARCH AND COLLABORATION AGREEMENT
ENTERED INTO AS OF NOVEMBER 23, 2011

This First Amendment (the “First Amendment”) to the Technology License, Development, Research and Collaboration Agreement entered into as of June 21, 2010 (the “Agreement”) is entered into as of November 23, 2011 (the “First Amendment Date”) by and between:

AMYRIS, Inc., a Delaware corporation, having its place of business at 5885 Hollis Street, Suite 100, Emeryville, California 94608 (“AMYRIS”),

and

TOTAL Gas & Power USA SAS, a company existing and organized under the French laws having its head office located at Tour Coupole, 2 place Jean Millier, 92810 Courbevoie, France (“TOTAL”).

AMYRIS and TOTAL are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on June 21, 2010, AMYRIS and TOTAL Gas & Power USA Biotech, Inc. entered into the Agreement to define the general terms and conditions under which the Parties can establish development projects related to the research, development, production and commercialization of certain products;

WHEREAS, TOTAL Gas & Power USA Biotech, Inc., assigned the Agreement to TOTAL as set forth in that certain letter dated January 11, 2011;

WHEREAS, the Parties have entered into that certain term sheet dated as of July 26, 2011 (the “Term Sheet”), pursuant to which the Parties intend to agree upon certain agreements and amendments to the Agreement in order to conduct an exclusive strategic partnership (as described herein) for the development, production and commercialization of Renewable Diesel Products (as defined below) through the formation of a joint venture (such joint venture, whether one joint venture or multiple joint venture entities, as applicable, the “Holding JV Company”, “JV Company” or “JV Companies”) and the conduct of research and development activities to develop and industrialize processes to convert feedstock into Renewable Diesel Products;

WHEREAS, the Parties desire to conduct the above mentioned research and development activities under the terms of the Agreement (as amended by this First Amendment), and they desire to amend the Agreement to describe and address specific provisions pertaining to such activities;

WHEREAS, this First Amendment supersedes the Term Sheet with respect to the matters set forth herein, and sets forth the terms on which the Parties will, as contemplated by the Agreement, cooperate in the development, production and commercialization of Renewable Diesel Product; and

WHEREAS, as of the First Amendment Date, AMYRIS and TOTAL have entered into the certain binding letter describing the Parties' agreements with respect to the structure and operation of a joint venture for the development (if applicable), production and commercialization of JV Products (the “Cover Letter”).

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, agree to the following provisions and to amend the Agreement, as follows:

1.	New Definitions. The Parties hereby agree to add the following defined terms to Section 1:

“Additional Non-Exclusive JV Products” means any products in addition to the Initial Non-Exclusive JV Products that the Parties may, from time to time, mutually agree in writing that the JV Company will Make and Sell on a non-exclusive basis.

“Amendment Effective Date” means August 1st, 2011.

“AMYRIS Farnesene Included IP” means any (i) AMYRIS Background IP and any AMYRIS Non-Collaboration IP, in each case that is Controlled by AMYRIS or its Affiliates as of the Amendment Effective Date and (ii) AMYRIS Non-Collaboration IP developed after the Amendment Effective Date, in each case that (x) encompass general means of practicing synthetic biology or (y) are necessary for the R&D Activities contemplated under the Renewable Diesel Product, and the activities of the JV Company. Exhibit A lists the patents and patent applications Controlled by AMYRIS as of the First Amendment Date that are included within AMYRIS Farnesene Included IP under (y) but not (x).

“AMYRIS Hydrogenation IP” means any AMYRIS Background IP and AMYRIS Non-Collaboration IP in each case that is Controlled by AMYRIS or its Affiliates and is necessary in order to hydrogenate farnesene into farnesane.

“Commercial Farnesene Strain” means any Commercial Strain that produces farnesene.

“Cover Letter” has the meaning defined in the recitals of this First Amendment.

“Exclusive JV Products” means (i) the Renewable Diesel Product and (ii) any Products resulting from the Biojet Development Program approved by the Management Committee on March 4, 2011.

“Farnesene Production IP” means any and all (a) AMYRIS Farnesene Included IP and (b) Collaboration IP and (c) Improvement Scope IP, in each case that is necessary to (i) produce farnesene from fermentation of a Farnesene Strain or (ii) purify such farnesene from the fermentation medium to hydrogenation grade.

“Farnesene Renewable Diesel Product” means a Renewable Diesel Product comprising at least farnesene or a farnesene derivative (e.g., farnesane) where the farnesene was produced using a Farnesene Strain.

“Farnesene Strain” means any Strain that produces farnesene.

“Initial Non-Exclusive JV Products” means those certain products designated as such on Exhibit B.

“Holding JV” shall mean the parent JV entity which shall initially be owned 50/50 by AMYRIS and TOTAL (or their respective Affiliates).

“JV Formation Date” means the date of formation of the Holding JV Company.

“JV Principles” means the principles for the JV Companies set forth on Annex C to the Cover Letter.

“JV Product” means an Exclusive JV Product or a Non-Exclusive JV Product, as applicable.

“JV Project” means for the purpose of Section 11 a project undertaken by the Holding JV (or by a Party as an “Independent Project” in accordance with Section 11) to Make and Sell any Exclusive JV Product and shall include, unless otherwise agreed by the Parties, all steps in the value chain from the fermentation process of any raw material up to and including Making and Selling the applicable Exclusive JV Product.

“Manufacture” means make and have made (including practicing and using for the foregoing purposes).

“Non-Exclusive JV Product” means an Initial Non-Exclusive JV Product or an Additional Non-Exclusive JV Product, as applicable.

“Renewable Diesel Development Project” means the renewable diesel project described in the Renewable Diesel Development Project Plan.

“Renewable Diesel Development Project Plan” means the Development Project Plan for the research, development, production, and commercialization of the Renewable Diesel Product as approved by the Parties effective as of the date of this Amendment. Such plan can be amended in writing from time to time as per the Agreement.

“Renewable Diesel Development Project Scope” means the following collective feedstock, host cell, metabolic pathway, Compound and Product:
(a) feedstock consisting of one or both:
(i) simple sugars (e.g., monosaccharides and disaccharides such as glucose, sucrose) or glycerol, or
(ii) simple sugars or oligosaccharides or any of their derivatives obtained by transformation of any of the following biomasses:
(A) amylose and amylopectin,
(B) cellulose,
(C) inuline,
(D) lignocellulose and
(E) hemi-cellulose;
(b) a Strain as the host cell;
(c) Mevalonate Pathway or DXP Pathway as the pathway;
(d) an isoprenoid compound as the Compound; and
(e) Renewable Diesel Product as the Product.

For clarity, in order for activities to be within the Renewable Diesel Development Project Scope, all of the elements described therein (feedstock, host cell, pathway, Compound, and Product) must be identical. If any of such elements differs, then the activities are considered outside of the Renewable Diesel Development Project Scope.

“Renewable Diesel Product” means one or more fermentation-produced isoprenoid(s) that may or may not be hydrogenated or hydroprocessed, which when blended with petroleum diesel, meet the ASTM D975 specification, the EN590 European standard or the equivalent of either such standard, in each case for use as a diesel fuel. For the avoidance of doubt, Renewable Diesel Product does not include any blend with petroleum diesel.
Capitalized terms not defined in this First Amendment shall have the meaning set forth in the Agreement.

2.
Designation of Renewable Diesel Product as a Product and a Large Market Product. The Parties hereby agree that (a) pursuant to Section 2.1 of the Agreement, on and after the Amendment Effective Date, the Renewable Diesel Product shall be considered a Product, notwithstanding the exclusion of Specific Products from the definition of Products, and (b) the Renewable Diesel Product is deemed a Large Market Product and the procedures set forth in Section 2.2(d) of the Agreement with regard to designating Products as Large Market Products are deemed satisfied with regard to the Renewable Diesel Product.

3.
Renewable Diesel Development Project. The Parties hereby agree that (a) pursuant to Section 2.2 of the Agreement, as of the First Amendment Date, the Renewable Diesel Development Project is deemed to be approved by the Management Committee in accordance with the terms of the Agreement, (b) the Improvement Scope for the Renewable Diesel Development Project shall not be broader than the Renewable Diesel Development Project Scope, (c) any and all Inventions developed by or on behalf of either Party under the Improvement Scope IP for the Renewable Diesel Development Project, which Inventions relate to the production of farnesene from fermentation of a Farnesene Strain and purification of such farnesene from fermentation medium shall be deemed to be Main IP (and not Improvement Scope IP), and (d) notwithstanding Section 2.4 or any other provision of the Agreement, TOTAL may not exercise the TOTAL R&D Option with respect to a Farnesene Renewable Diesel Product.

The Development Project Plan for the Renewable Diesel Development Project shall include the following parts:

(a) “Biofene Support Subproject” which shall mean that portion of the Renewable Diesel Development Project Plan specified as the “Biofene Support Subproject” therein. The R&D Activities for the Biofene Support Subproject commenced as of Amendment Effective Date.

(b) “AMYRIS Biofene Subproject” which shall mean that portion of the Renewable Diesel Development Project Plan specified as the “AMYRIS Biofene Subproject” therein. The AMYRIS Biofene Subproject commenced as of the Amendment Effective Date. Any activities that would fall within the scope of the AMYRIS Biofene Subproject will, notwithstanding any terms of the Agreement, including this First Amendment, be conducted independently by AMYRIS prior to the JV Formation Date and such independently conducted activities shall be considered outside of the R&D Activities and shall be at AMYRIS' expense and any Invention generated in the performance of such activities during such period shall be AMYRIS Non-Collaboration IP.

(c) “Lignocellulosic Subproject” which shall mean that portion of the Renewable Diesel Development Project Plan specified as the “Lignocellulosic Subproject” therein. The Lignocellulosic Subproject shall commence with a Feasibility Study as of the First Amendment Date.

4.	Governance. The governance of the Renewable Diesel Development Project shall be as follows:

(a)
Before the formation of the Holding JV Company: (i) the Biofene Support Subproject and Lignocellulosic Subproject will be governed as per the Agreement and (ii) the AMYRIS Biofene Subproject will be governed by AMYRIS, provided that, in case of (ii), the Management Committee and the Joint Steering Committee as defined in the Agreement are kept informed of the progress of these subprojects and provided further that such subprojects are conducted in accordance with the Renewable Diesel Development Project Plan. All other aspects of the Renewable Diesel Development Project shall be governed in accordance with the governance provisions set forth in the Agreement.

(b)	After the formation of the Holding JV Company: All aspects of the Renewable Diesel Development Project shall be governed in accordance with the governance provisions set forth in the Agreement.

5.
Use of Collaboration IP. In case (i) the Renewable Diesel Development Project is terminated and (ii) the Holding JV Company is not formed, the Parties hereby agree that the restrictions set forth in Section 2.2(d) of the Agreement regarding use of Collaboration IP in a project competing with the Renewable Diesel Development Project having farnesene as the Lead Compound and Farnesene Renewable Diesel Product as the Product shall not apply to AMYRIS with respect to any Collaboration IP developed under the Renewable Diesel Development Project.

6.	Funding. Notwithstanding Sections 2.7(a) and (c) of the Agreement, the Parties hereby agree to fund the Renewable Diesel Development Project as follows:

(a) TOTAL shall solely fund the first thirty million USD ($30,000,000) of R&D Costs for R&D Activities constituting the Biofene Support Subproject and the Lignocellulosic Subproject, collectively, which amounts shall be separate and in addition to the amount of fifty million USD ($50,000,000) to be funded by TOTAL pursuant to Section 2.7(c) of the Agreement.

(b) For any such R&D Costs incurred following the JV Formation Date for R&D Activities constituting the Biofene Support Subproject and the Lignocellulosic Subproject, collectively, not funded by TOTAL pursuant to the foregoing clause (a), TOTAL shall solely fund such R&D Costs in accordance with the budget in the Renewable Diesel Development Project Plan (i) up to ten million USD ($10,000,000) (the “Second Funding Amount”) in calendar year 2012 and (ii) if agreed by the Management Committee, up to an additional ten million USD ($10,000,000) in calendar year 2013 (which determination shall be made no later than sixty (60) days prior to the end of calendar year 2012). All funding provided by TOTAL under this clause (b) will be deemed to be part of the $50 million to which TOTAL is committed to fund under Section 2.7(c) of the Agreement.

(c) For any such R&D Costs for R&D Activities constituting the Biofene Support Subproject and the Lignocellulosic Subproject, collectively, not funded by TOTAL pursuant to the foregoing clause (a) or (b), the Parties shall share such R&D Costs on an equal basis as set forth in Section 2.7(a) of the Agreement. For clarity, in this particular case of this clause (c), the exception of Section 2.7(c) of the Agreement mentioned in Section 2.7(a) of the Agreement shall not apply.

(d) For the R&D Costs of R&D Activities constituting the AMYRIS Biofene Subproject and performed after the JV Formation Date, the Parties shall share such R&D Costs on an equal basis as set forth in Section 2.7(a) of the Agreement. For clarity, in this particular case of this clause (d), the exception of Section 2.7(c) of the Agreement mentioned in Section 2.7(a) of the Agreement shall not apply.

(e) If an improvement to a Commercial Farnesene Strain, other than by means of random mutagenesis is desired by the JV Company, then the JV Company shall fund such work to be performed by AMYRIS on behalf of the JV Company, provided that such improved Commercial Farnesene Strain is not already licensed to the JV Company under the license agreement to be executed by AMYRIS and the JV Company in connection with the Definitive JV Agreements.

(f) AMYRIS shall provide to TOTAL two invoices as of the First Amendment Date, as follows:

(i) one invoice for the past actual and documented R&D Costs for the Renewable Diesel Project incurred for the period beginning August 1, 2011 and ending September 30, 2011 and for which TOTAL is responsible under Section 6 “Funding” of this First Amendment , plus

(ii) one invoice for expected R&D Costs in accordance with the budget in the Renewable Diesel Development Project Plan for the Renewable Diesel Project during the Calendar Quarter ending December 31, 2011, and for which TOTAL is responsible under paragraph (a) and, if applicable, paragraph (c) of Section 6 “Funding” of this First Amendment.

TOTAL shall pay AMYRIS the invoiced amounts within fifteen (15) business days following receipt of such invoices.

AMYRIS shall provide TOTAL with an updated invoice reflecting the actual and documented amounts of the estimated R&D Costs specified in clause (f) (ii) within fifteen (15) business days after the end of the Calendar Quarter ending December 31, 2011.

7.
Exclusivity. Notwithstanding the provisions of Section 2.8(a) of the Agreement, the one-year period described in the first sentence of Section 2.8(a) shall not apply where farnesene is the Lead Compound and Farnesene Renewable Diesel Product is the Product within the Renewable Diesel Development Project Scope.

8.
Non-Formation of the Holding JV Company. The Parties agree that if the Definitive JV Agreements (as defined in the Cover Letter) have not been executed by March 31, 2012 or such later date as is mutually agreed in writing by the Parties (the “Holding JV Formation Deadline”), then:

(a)	the Renewable Diesel Development Project shall terminate;

(b)	The funding by TOTAL of the remaining R&D Activities in the Renewable Diesel Development Project shall immediately stop (other than for noncancellable amounts previously incurred by AMYRIS in accordance with the budget for the Renewable Diesel Development Project for activities conducted on or before such date); and

(c)	the Renewable Diesel Product shall cease to be a “Product” for the purposes of Article 3 of the Agreement.

9.	AMYRIS Included IP.

A. AMYRIS Farnesene Included IP and AMYRIS Hydrogenation IP as listed in Exhibit A shall be considered included in the AMYRIS Included IP pursuant to Section 6.1(c) of the Agreement (without the need for the procedures set forth therein) solely for the Renewable Diesel Development Project for all purposes under the Agreement, except as otherwise provided in this First Amendment. Any other Background IP or Non-Collaboration IP that is Controlled by AMYRIS or its Affiliates may be introduced as AMYRIS Included IP as per the Agreement.

B. Notwithstanding the scope of the licenses otherwise granted or to be granted to the JV Company under the Agreement, including Section 6.6(a) of the Agreement, the license to be granted by AMYRIS to the JV Company for Farnesene Renewable Diesel Product under its interest in the Farnesene Production IP and AMYRIS Hydrogenation IP shall be limited to: (i) an exclusive license to Make and Sell Farnesene Renewable Diesel Product manufactured using the Commercial Farnesene Strain for the Farnesene Renewable Diesel Product (but not farnesene itself, with respect to which the JV Company shall be granted only the Biofene License as mentioned in Section 9B(ii)), and (ii) a non-exclusive license to Manufacture farnesene (such non-exclusive license, the “Biofene License”) using the Commercial Farnesene Strain for the Farnesene Renewable Diesel Product solely for (A) the purpose of Manufacturing the Farnesene Renewable Diesel Product from such farnesene and (B) such other purposes as are mutually agreed by AMYRIS and TOTAL in writing, in each case (i) and (ii), in accordance with such license and the terms governing such JV Company. The terms of the Biofene License under Farnesene Production IP shall be subject to conditions consistent with or better for the JV Company than licenses that AMYRIS and its Affiliates grant to their other partners for the manufacture of farnesene. These conditions shall include, but may not be limited to the following: (1) the JV Company will be permitted to engage in random mutagenesis but may not engage in any other Farnesene Strain engineering with respect to the Commercial Strain for the Renewable Diesel Product, (2) the JV Company will be permitted to transfer the Commercial Farnesene Strain to any contract manufacturer in accordance with the license terms between AMYRIS and the JV Company, (3) the license agreement granting the Biofene License shall include other reasonable provisions, including without limitation, reporting, audit, and inspection rights in order to protect the Farnesene Production IP and the Commercial Farnesene Strain, and (4) the JV Company shall not and shall not allow any other Person to reverse engineer any Commercial Farnesene Strain, engineer any other strain from the Commercial Farnesene Strain, use the Commercial Farnesene Strain, or distribute, disclose, or transfer the Commercial Farnesene Strain or any related AMYRIS Farnesene Included IP to any Third Party (other than a contract manufacturer as described above) in each case for any purpose other than the licensed purpose. Notwithstanding Section 9B, the financial terms of any licenses granted by AMYRIS to the JV Company shall be consistent with the content of the Cover Letter and the JV Principles.

C. AMYRIS has informed TOTAL that AMYRIS has received the following two grants from the U.S. government: (i) Scale-Up and Mobilization of Renewable Diesel & Chemical Production from Common Intermediate Using US-Based Fermentable Sugar

Feedstocks (IBR Cooperative Agreement), Award No. DE-EE0002869 (the “IBR Grant”) and (ii) Biocatalyst Development for the National Advanced Biofuels Consortium (NABC) Subcontract ZFT-0-40623-01 (the “NABC Grant”). AMYRIS has further informed TOTAL that none of the subject matter disclosed by the patents and patent applications listed in Exhibit A was funded by either the IBR Grant or the NABC Grant, and TOTAL is relying on such representation in entering into this First Amendment.

TOTAL acknowledges that it is possible that after the Amendment Effective Date, AMYRIS may file one or more patent applications comprising Farnesene Production IP, which patent applications disclose inventions generated under either the IBR Grant or the NABC Grant, thereby subjecting such patent applications and any resulting patents and their use to certain restrictions and obligations to the United States government. TOTAL acknowledges that the rights of AMYRIS, TOTAL and their respective Affiliates', and the rights of the JV Company with regard to the applicable patent applications and patents will be subject to any rights of the U.S. government or any other relevant government entity arising as a result of such grants (including march-in rights) and will be subject to any restrictions on such exploitation. In such case, the Management Committee shall agree on how to mitigate or eliminate any adverse impact on the Parties and/or the JV Company.

Before entering into any grant or contract that may provide any government or non-for profit entity any rights (e.g., rights provided to the U.S. Government under 35 U.S. 200 et seq. or any similar provisions of foreign law) to any patent application or patents resulting from work done in connection with such grant or contract that might be useful in connection with the conduct of the Renewable Diesel Development Project or to Manufacture farnesene to make Renewable Diesel Products or to Make and Sell Renewable Diesel Products, AMYRIS shall notify the Management Committee, which shall agree on how to mitigate or eliminate any adverse impact on the Parties and/or the JV Company.

10.
Limitation of Rights to Use Farnesene Production IP from Licenses. The Parties hereby agree that, notwithstanding the terms of the Agreement, the licenses granted or to be granted to TOTAL in Sections:

(i)
6.2(c), 6.3(a), 6.3(d) and 6.3(e) of the Agreement with respect to Renewable Diesel Products will not include the right for TOTAL to use Farnesene Production IP for the production of farnesene from fermentation of a Farnesene Strain and subsequent purification of farnesene to hydrogenation grade, except in each case to the extent necessary for TOTAL to exercise the Exclusive Products Sole Risk Production Right of First Refusal described in Section 11 below for Renewable Diesel Product, and

(ii)	6.3(b) will exclude the right for TOTAL to use Farnesene Production IP for further optimization of a Commercial Farnesene Strain other than by means of random mutagenesis.

The foregoing limitations in this Section 10 shall not limit or deprive TOTAL of any rights granted to TOTAL prior to execution of this First Amendment, or that may be granted to TOTAL under the Agreement with respect to (a) any Collaboration IP not made in connection with the Renewable Diesel Development Plan, or (b) with respect to any Product other than a Renewable Diesel Product.

The Parties also hereby agree that, notwithstanding the terms of Section 10.6 of the Agreement, the license grants set forth in or extended under Section 10.6.1(a) of the Agreement exclude the right for TOTAL to use Farnesene Production IP for the production of farnesene from fermentation of a Farnesene Strain and subsequent purification of farnesene to hydrogenation grade.

11.
Exclusive Products Sole Risk Production Right of First Refusal. The Parties agree that the “Production Right of First Refusal” set forth in Section 3.2(d)(i) of the Agreement shall be replaced by the following for the purpose of Exclusive JV Products:

A. The Parties agree that any JV Project may be conducted by one or both Party(ies) or its Affiliate(s) independently from one another and from the Holding JV Company, provided that the applicable Party or its Affiliate (the “Proposing Party”) shall offer to the other Party (the “Receiving Party”) an Exclusive Products Sole Risk Production Right of First Refusal” as described in this Section 11 to participate in the applicable JV Project on an equal funding basis through the Holding JV Company unless otherwise agreed by the Parties (the “Proposed Project”).
If the Receiving Party exercises this Exclusive Products Sole Risk Production Right of First Refusal with respect to a particular JV Project, then the Holding JV Company will be the vehicle for the investment of both Parties in the Proposed Project unless otherwise agreed by the Parties. The Proposing Party shall not commence a JV Project for the Exclusive JV Product except in compliance with this Section 11.
B. In the event that a Proposing Party desires to independently launch a JV Project for an Exclusive JV Product (either alone or with one or more Third Parties), it shall first provide the Receiving Party written notice containing a description of the Proposed Project and a description of the terms available to participate in the Proposed Project.
C. If within sixty (60) days of receipt of the notice described in Section 11(B) above, the Receiving Party provides notice to the Proposing Party that the Receiving Party or any of its Affiliates desires to enter into such a transaction with the Proposing Party on such terms and conditions, then the Proposing Party shall not commence the Proposed Project without the Receiving Party and/or its Affiliate and the Holding JV Company (or other applicable JV Company) entering into an agreement for the Proposed Project with the Proposing Party (which agreement may include one or more Third Parties).
D. Upon the earlier of (1) the Receiving Party providing the Proposing Party with written notice that the Receiving Party does not wish to enter into such Proposed Project through the Holding JV Company and (2) the expiration of the sixty (60) day period following the date the notice described in Section 11(B) above was provided to the Receiving Party (provided that the Receiving Party has not provided the Proposing Party with written notice that it desires to enter into such a transaction as described in Section 11(C) during such sixty (60) day period), then, subject to subsection (G) below, the Proposing Party shall thereafter be free to engage in the Proposed Project either alone or with one or more Third Parties outside the JV Company (such project, an “Independent Project”).

E. Before entering into any agreement with a Third Party with respect to any activities substantially similar to a Proposed Project on terms more favorable to the Third Party than the terms last offered to and declined by the Receiving Party with respect to the Proposed Project, the Proposing Party shall offer to the Receiving Party the opportunity to participate in such activities on the terms it intends to offer to such Third Party and the sixty (60) day offer period (and the corresponding commitment not to commence such activities while the Receiving Party is evaluating its interest in such Proposed Project) shall commence anew.
F. If the Proposing Party elects to engage in an Independent Project, the Receiving Party and/or the Holding JV Company, as needed, shall grant to the Proposing Party on a non-exclusive basis all the licenses necessary to engage in the Independent Project under the intellectual property Controlled by the Receiving Party and/or the Holding JV Company (for clarity such licenses shall include the right to Manufacture, use and import intermediates of the Exclusive JV Product solely for the purpose of incorporating such intermediates into the Renewable Diesel JV Product and any license required to be granted by the Receiving Party shall not be required to be broader in scope than the rights granted to the Holding JV Company with respect to the applicable Exclusive JV Product and the foregoing licenses may be subject to terms and conditions analogous to those set forth in the license from the Receiving Party to the Holding JV Company). The Proposing Party shall pay the Receiving Party a royalty equal to 20% of Net Income deriving from the Independent Project. For the purpose of calculating such royalty, Net Income with respect to a unit of any Exclusive JV Products produced under the Independent Project and used by the Proposing Party or its Affiliates internally shall be equal to (A) the then-current market price per unit of such Exclusive JV Products (or, if not available, an appropriate proxy as mutually agreed by the Parties) less (B) the per-unit cost of production associated with such Exclusive JV Products and less (C) per unit selling expenses that the Proposing Party would have incurred had such Exclusive JV Products been sold to a Third Party and less (D) any other deductions that would be typically taken under a Net Income calculation (as described in the example set forth in Exhibit D of the Agreement) if there were a sale to a Third Party.
G. In the event that the Receiving Party declines or otherwise does not exercise the Exclusive Products Sole Risk Production Right of First Refusal within the relevant time period as described above (whether in the first instance or pursuant to clause (E) above), then the Receiving Party may at any time (until expiration of the right as described below) elect to exercise an opportunity to opt in to the Proposed Project on the terms last offered (an “Exclusive Sole-Risk Opt-In Right”). The Exclusive Sole-Risk Opt-In Right, if exercised, would be effected by transitioning the Proposed Project to the Holding JV Company (or such other JV Company agreed by the Parties) as promptly as practical and in connection therewith the Proposing Party receiving an amount equal to costs previously incurred for the Independent Project (“Repayment Base Amount”) (where the payment therefore shall be made by the Holding JV Company or as otherwise agreed by the Parties) as follows:

•
The Repayment Base Amount plus interest in USD thereon at libor 1y + 10% of the Repayment Base Amount, if the Exclusive Sole-Risk Opt-In Right is exercised prior to the first anniversary of the notice of the Proposed Project to the Receiving Party.

•
The Repayment Base Amount plus interest in USD thereon at libor 1y + 15% of the Repayment Base Amount, if the Exclusive Sole-Risk Opt-In Right is exercised after the first anniversary of the notice of the Proposed Project to the Receiving Party but prior to the second anniversary thereof.

•
The Repayment Base Amount plus interest in USD thereon at libor 1y + 20% of the Repayment Base Amount, if the Exclusive Sole-Risk Opt-In Right is exercised after the second anniversary of the notice of the Proposed Project to the Receiving Party but prior to the third anniversary thereof.

Each Exclusive Sole-Risk Opt-In Right shall lapse as of the third anniversary of the notice of the Proposed Project to the Receiving Party. If a Receiving Party timely exercises its Sole Risk Opt-In Right, and commits to fund its portion of the Repayment Base Amount for a particular Proposed Project such Proposed Project shall be developed exclusively through the Holding JV.
H. The Exclusive Sole Risk Production Right of First Refusal mechanism described in this Section 11 (i) will not apply to either Party before the completion of the Renewable Diesel Development Project and (ii) will apply only if TOTAL has chosen not to exercise the TOTAL Royalty Option (as defined in Section 12 below).
I. Any Inventions conceived or reduced to practice in the performance of the Independent Project shall be treated under the Agreement (as amended in this First Amendment) as Collaboration IP.

12.	TOTAL Option Upon the Renewable Diesel Project Completion Date

As used herein, “Renewable Diesel Project Completion Date” shall be December 31st, 2013 or any other date as determined by the Management Committee to achieve the End-Project Milestone (as defined in the Renewable Diesel Development Project Plan).
A.    For a period of 90 days following the Renewable Diesel Project Completion Date, TOTAL shall have the option, exercisable in its sole discretion, to notify AMYRIS in writing that TOTAL does not wish to pursue the production or commercialization of the Renewable Diesel Product (such option, the “TOTAL Royalty Option”). Provided TOTAL timely notifies AMYRIS of its decision to exercise the TOTAL Royalty Option (such date of notification, the “Royalty Notification Date”), then the following provisions shall apply:
B.    Effective as of the Royalty Notification Date, all of TOTAL's rights in or to any and all Collaboration IP developed during the performance of the Renewable Diesel Development Project Plan (hereinafter, the “Diesel Collaboration IP”) shall terminate and TOTAL shall assign to AMYRIS all right, title and interest of TOTAL in and to Diesel Collaboration IP. TOTAL shall, at AMYRIS' reasonable expense, execute all documents and take all actions reasonably requested by AMYRIS from time to time to perfect AMYRIS' title to and ownership thereof. Prior to the Royalty Notification Date, TOTAL shall not assign or transfer to any of its Affiliates or third parties any such right, title and interest so as to ensure that AMYRIS obtains the benefit of this provision.
C.    In consideration of the benefits AMYRIS may derive from the technology and intellectual property developed during the Renewable Diesel Development Project and TOTAL's assignment of its right, title and interest in and to the Diesel Collaboration IP, commencing on the Royalty Notification Date and ending on the date when AMYRIS has paid TOTAL an aggregate amount equal to $150,000,000 (the “Aggregate Royalty Amount”), AMYRIS shall pay TOTAL a royalty of twenty percent (20%) of Net Income (as defined in the Collaboration Agreement) on a yearly basis derived from (i) any licenses under or sales of the Diesel Collaboration IP by AMYRIS or any of its Affiliates to third parties, but not to the extent such licenses or sale relate to the use of the Diesel Collaboration IP for the Initial Non-Exclusive JV Products, and (ii) the Net Income (as defined in the Agreement) of AMYRIS on a consolidated basis other than that derived from a Product resulting from the Biojet Development Program and the Non-Exclusive JV Products (the “TOTAL Diesel IP Royalty”). In addition, in the event AMYRIS sells all or substantially all of its renewable diesel business prior to the time the time the Aggregate Royalty Amount has been paid, AMYRIS shall pay TOTAL fifty percent (50%) of the net proceeds from such sale up to the then-remaining unpaid amount of the Aggregate Royalty Amount.
For clarity, Net Income shall be calculated in accordance with generally accepted accounting principles consistently applied by AMYRIS and in the event that the foregoing Net Income is negative for a given fiscal quarter, AMYRIS shall not be required to pay any royalty for such fiscal quarter).

D.     AMYRIS shall provide TOTAL, upon reasonable advance notice, all information, and access to all advisors and representatives of AMYRIS, as reasonably requested by TOTAL in order for a third party auditor appointed by TOTAL and reasonably acceptable to AMYRIS, and subject to mutually agreeable customary confidentiality restrictions, to verify all calculations and amounts paid pursuant to this Section 12 and to report any inaccuracies to TOTAL.
E.    Notwithstanding anything in this Section 12, any JV Company established with regard to JV Products other than Renewable Diesel Products will continue to operate following any exercise of the TOTAL Royalty Option.

F.        The TOTAL IP Royalty payments shall cease from the date when the sum of all such TOTAL Royalty payments equals $150,000,000.

G.    Notwithstanding anything in this Section 12, beginning on the sixth year from the Royalty Notification Date, the aforementioned royalty in section C (ii) shall be additionally derived from the Non-Exclusive JV Products.

13.	Freedom to Operate.

A. Freedom to Operate Analyses.  AMYRIS and TOTAL undertake to perform a freedom to operate (“FTO”) analysis in relevant jurisdictions with respect to intellectual property owned or controlled by Third Parties (“Third Party IP”) relevant to the proposed development, production and commercialization of the Farnesene Renewable Diesel Products (“Renewable Diesel Analysis”) prior to the execution of the Definitive JV Agreements  and no later than January 31, 2012, with the objective to determine whether, and to what extent, third party intellectual property rights may limit or preclude (i) the use of the AMYRIS intellectual property to Make and Sell Renewable Diesel Product or (ii) the performance of the Renewable Diesel Project Plan. In addition, prior to starting the development, production or commercialization of any other JV Product in the JV, the Parties shall conduct a similar freedom to operate analysis with regard to Third Party IP relevant to the development, production or commercialization of any JV Products of mutual interest to the Parties from such project on a mutually acceptable timetable.  Except as otherwise agreed, the costs of the Renewable Diesel Analysis shall be included in R&D Costs for the Biofene Support Subproject and the costs of any other FTO shall be as mutually agreed.

B. Common Interest Agreement. Prior to commencing the Renewable Diesel Analysis described above,  the Parties shall enter into a common interest agreement (the “Common Interest Agreement”) covering the exchange of information among the Parties and their counsel for the purposes of conducting such an FTO analysis in accordance with Paragraph A.

C.  Result of FTO Analysis.

(i)
Within 20 business days of the completion of the Renewable Diesel Analysis in accordance with the agreed search and evaluation plan detailing specific deliverables and assessments of identified patent applications and patents owned by Third Parties, each Party shall notify the other if it considers that there is a Significant Risk.  For the purpose of this section, “Significant Risk” means any risk that Third Party IP may preclude and/or Significantly Delay the development of Renewable Diesel Products in accordance with the Renewable Diesel Development Project Plan or the commercialization of Renewable Diesel Products. If not such notification is provided, then the consequences described in clause (iii)(a) below shall apply.

For the purpose of this Section 13, “Significantly Delay” means an expected delay of 3 months or more.

(ii)
Upon receipt of such a notice, the Parties shall discuss their concerns about the Significant Risk, including whether to suspend or terminate any or all of the R&D Activities for the Renewable Diesel Project.  If the Parties disagree after discussing for a period of 15 business days upon receipt of such notice, then each Party shall have the right, at its election to:

(A)
 terminate the Renewable Diesel Development Project, if it believes in good faith that the Significant Risk will have a material adverse impact on the Renewable Diesel Project (i.e., if the Third Party IP appears necessary (i.e., design around would Significantly Delay or significantly increase the cost) for the development, production and/or commercialization of Renewable Diesel Products). Any notice of an intent to terminate on such basis must be provided no later than 10 days prior to the Holding JV Formation Deadline as agreed by the Parties; or

(B)
suspend some or all of the R&D Activities (including the corresponding funding) because it believes in good faith that a Significant Risk may (i) prevent the use of the applicable IP for, or (ii) Significantly Delay the development, production and/or the commercialization of Renewable Diesel Products; any notice of suspension must be provided no later than 15 days before the Holding JV Formation Deadline as agreed by the Parties. The suspension period shall last until there is a decision by the Management Committee of any appropriate corrective actions.

(iii)
At the completion of the process described above, the following shall apply: (a) if there is not a termination of the R&D Activities for the Renewable Diesel Project, TOTAL may not decline to enter into the Definitive JV Agreements on the basis of the results of the Renewable Diesel Product Analysis or (b) if there is a termination of the R&D Activities for the

Renewable Diesel Project, neither Party shall be obligated to enter into any JV Company, except, at TOTAL's request, the Parties shall enter into a JV Company to Make and Sell N.1 and/or N.3 JV Products.

(iv)	Any Dispute regarding whether there is basis for termination as set forth in (A) or suspension as set forth in (B) shall be resolved in accordance with Section 12.2 of the Agreement.

D. Representation and Warranty.

AMYRIS represents and warrants as of the First Amendment Date that to its knowledge there are no pending or issued patent rights of any Third Party that foreclose practice of any AMYRIS Technology for the following purposes: (i) to make farnesene using the Mevalonate Pathway, or (ii) to make or commercialize Farnesene Renewable Diesel Products.

14.
Exception to AMYRIS Representations, Warranties and Covenants in Section 8.2(q). The Parties hereby agree that by exception to Section 8.2(q) of the Agreement, Farnesene Strains may be disclosed to any Third Party during the Term by AMYRIS, provided that such disclosure is (a) under conditions of confidentiality and restrictive use to protect their proprietary nature and commercial value and (b) solely in furtherance of AMYRIS' business for products other than Exclusive JV Products.

15.
Construction. The principles set forth in Section 13.12 of the Agreement shall apply to this First Amendment. References to Sections are references to sections of the Agreement except as otherwise expressly provided.

16.
Amendment Effective Date; Incorporation of Terms; Continuing Effect. This First Amendment shall be deemed effective for all purposes as of the Amendment Effective Date. The amendment to the Agreement set forth in this First Amendment shall be deemed to be incorporated in, and made a part of, the Agreement, and the Agreement and this First Amendment shall be read, taken and construed as one and the same agreement. Except as otherwise expressly amended by this First Amendment, the Agreement shall remain in full force and effect in accordance with its terms and conditions.

17.
Entire Agreement. This First Amendment contains the entire agreement between TOTAL and AMYRIS with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral and written, with respect to such matters, including the Term Sheet, effective as of July 26, 2011, between AMYRIS and TOTAL Gas & Power USA SAS. In the event of any inconsistency between this First Amendment and the Cover Letter or JV Principles, this First Amendment shall control.

THIS FIRST AMENDMENT IS EXECUTED BY THE AUTHORIZED REPRESENTATIVES OF THE PARTIES AS OF THE DATE FIRST WRITTEN ABOVE.

AMYRIS, Inc.		TOTAL Gas & Power USA SAS
By:	/s/ John G. Melo	By:	/s/ A. Chaperon
Name:	John G. Melo	Name:	A. Chaperon
Title:	President and CEO	Title:	President

Exhibit A
AMYRIS Controlled Patents and Patent Applications within AMYRIS Farnesene Included IP and AMYRIS Hydrogenation IP

EXHIBIT A

I.	Amyris Patents and Patent Applications

Amyris Ref. No.	Serial No & Filing Date	Title	Status
[*]	US 11/754,235 Filed 05/25/2007	Production or Isoprenoids	Issued as US 7,659,097 on 02/09/2010 Published as US 20080274523 on 11/06/2008
[*]	[*]	[*]
[*]	PCT/US2007/069807 Filed 05/25/2007	Production of Isoprenoids
Published as WO 2007/140339 on
12/06/2007

Entered National Phase in Australia, Brazil, Canada, China, Columbia, El Salvador, Europe, Guatemala, Honduras, India, Indonesia, Japan, South Korea, Malaysia, Mexico, Mozambique, Nigeria, Singapore, South Africa, Trinidad & Tobago, Vietnam

[*]	[*]	[*]
[*]	PCT/US2007/012467 Filed:05/25/2007	Apparatus for Making a Bio-Organic Compound
Published as WO 2007/139924 on 12/06/2007

Entered National Phase in Australia, Brazil, Canada, China, Columbia, El Salvador, Europe, Guatemala, Honduras, India, Indonesia, Japan, South Korea, Malaysia, Mexico, Mozambique, Nigeria, Singapore, South Africa (issued as 2008/09957 on 08/10/2010), Trinidad & Tobago, Vietnam

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amyris Ref. No.	Serial No & Filing Date	Title	Status
[*]	US 11/869,673 Filed 10/09/2007	Fuel Compositions Comprising Farnesane and Farnesane Derivatives and Method of Making and Using the Same	Issued as U.S. Patent No. 7,399,323 on 07/15/2008 Published as US 20080098645 on 05/01/2008
[*]	US 11/973,901 Filed 10/09/2007	Fuel Compositions Comprising Farnesane and Farnesane Derivatives and Method of Making and Using the Same	Issued as U.S. Patent No. 7,846,222 on 12/07/2010 Published as US 20080083158 on 04/10/2008
[*]	PCT/US2007/021890 Filed 10/10/2007	Fuel Compositions Comprising Farnesane and Farnesane Derivatives and Method of Making and Using the Same
Published as WO 2008/045555 on 04/17/2008

Entered National Phase in Australia, Brazil, Canada, China, Columbia, El Salvador, Europe, Guatemala, Honduras, Hong Kong, India, Indonesia, Japan, South Korea, Malaysia, Mexico, Mozambique, Nigeria, Singapore, South Africa (issued as 2009/02205 on 09/29/2010), Trinidad & Tobago, Vietnam

[*]	US 12/595,600 Filed 04/14/2008	DXP Production of Isoprenoids	Filed in US from PCT. Published as WO 2008/128159 on 10/23/2008 Published as US 20100178679 on 07/15/2010 DXP pathway
[*]	US 12/234,589 Filed 09/19/2008	Production of Isoprenoids	Published as US 20090137014 on 05/28/2009

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amyris Ref. No.	Serial No & Filing Date	Title	Status
[*]	US2008/010886 Filed 09/19/2008	Production of Isoprenoids	Published as WO 2009/042070 on 04/02/2009 Entered National Phase in Australia, Brazil, Canada, China, Europe, Japan, India, Mexico, and South Africa
[*]	US 12/753,413 Filed 04/02/2010	Stabilization & Hydrogenation Methods for Microbial-Derived Olefins	Published as US 20100267971 on 10/21/2010
[*]	PCT/US2010/029774 Filed 04/02/2010	Stabilization & Hydrogenation Methods for Microbial-Derived Olefins	Published as WO 2010/115097 on 10/07/2010
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

II.	Patents and Patent Applications Licensed from University of California

Amyris Ref. No.	Serial No & Filing Date	Title	Status
[*]	PCT/US05/026190 Filed: 07/21/05	Genetically Modified Host Cells and Use of Same for Producing Isoprenoid Compounds	Published as WO 2006/014837 on 02/09/06 Entered National Phase in Australia, Brazil, Canada, China, Europe, Japan, Mexico, United States, Vietnam, & South Africa (issued as 2007/00753 on 5/28/2008)
[*]	PCT/US2007/020790 Filed 09/25/07	Production of Isoprenoids and Precursors Thereof	Published as WO 2008/039499 on 04/03/2008 Entered National Phase in Brazil, Europe, India, & United States

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

III.	Patents and Patent Applications Licensed from [*]

Amyris Ref. No.	Serial No & Filing Date	Title	Status
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amyris Ref. No.	Serial No & Filing Date	Title	Status
[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B
Initial Non-Exclusive JV Products

	JV Product	For use in the following Fields	Territory
N.1	[*]	[*]	World wide
N.2	[*]	[*]	World wide
N.3	[*]	[*]	World wide
N.4	[*]	[*]	World wide
N.5	[*]	[*]	World wide
N.6	[*]	[*]	World wide
N.7[1]	[*]	[*]	World wide

___________________________
N.71 included as an Initial Non-Exclusive JV Product subject to Section 2(C)(ix) of the JV Principles.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.